CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 811-08547) of Pioneer Series Trust XII, and to the incorporation by reference of our report, dated October 30, 2020, on Pioneer Disciplined Growth Fund, included in the Annual Report to Shareholders for the fiscal year ended August 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 29, 2020